Microsoft Word 11.0.6502;Sub-Item 77Q1(e): Copies of any new or amended
 Registrant investment advisory contracts
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          Amended Annex A to the Management Agreement between the Registrant and Goldman Sachs Asset Management/Goldman Sachs Funds Management, L.P./Goldman Sachs Asset Management, L.P., is hereby incorporated by reference to Exhibit 99-D(24), of Post-Effective Amendment Number 112 filed on December 7, 2005 (Accession No. 0000950123-05-014459.